EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2001 Nonstatutory Stock Option Plan of Linear Technology Corporation of our report dated July 24, 2000, with respect to the consolidated financial statements of Linear Technology Corporation, incorporated by reference in its Annual Report on Form 10-K for the year ended July 2, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



San Jose, California
May 14, 2001

                                                 /s/ Ernst & Young LLP
                                                 -------------------------------
                                                 Ernst & Young LLP